Exhibit 99.2

Antares Pharma Appoints Dr. Leonard S. Jacob as Chairman of the Board Dr. Jacques Gonella to Continue as Director

EWING, NJ (October 13, 2008) (BUSINESS WIRE) -- Antares Pharma, Inc. (AMEX: AIS) today announced the appointment of Leonard S. Jacob, M.D., Ph.D., as its Chairman of the Board, replacing Dr. Jacques Gonella, who will continue to actively remain involved in the company’s strategic direction as a member of the Board of Directors.

Dr. Gonella, Antares’ largest shareholder and former Chairman, said, “I am confident the Company will continue to execute on its business plan and build shareholder value under Dr. Jacob’s leadership. He's been a great addition to the board with his vast pharmaceutical experience as both a leader of successful companies and his history of superb stewardship as a member of multiple and diverse Boards. We look forward to continuing to benefit from his wealth of experience, his skill as an executive leader and the additional perspectives that he brings.”

Commenting on his new role, Dr. Jacob said, “I am excited to assume this leadership role and look forward to working closely with our new CEO, Dr. Paul Wotton, and his executive team. Our Board and Management remain confident, that the full potential of Antares will be realized in both our pharma and parenteral device divisions. On behalf of our Board I would like to thank Dr. Jacques Gonella for serving as Antares Chairman since its inception. Dr Gonella has been instrumental in shaping the strategic direction of Antares and we are fortunate that he has agreed to continue to provide his scientific wisdom and business acumen as a member of our Board.”

Dr. Jacob joined the Antares’ Board in January 2007 bringing over 29 years of pharmaceutical industry experience including having founded InKine Pharmaceutical Company Inc. in 1997 and served as Chairman and CEO from its founding until the company was acquired by Salix Pharmaceuticals in 2005. In 1989 Dr. Jacob co-founded Magainin Pharmaceuticals and served as its COO until 1996. From 1980 to 1989 Dr. Jacob served in a variety of executive roles including Worldwide Vice President of SmithKline & French Labs (now Glaxo-SmithKline) and as a member of their Corporate Management Committee. He earned a Ph.D. in pharmacology from Temple University School of Medicine and an M.D. from the Medical College of Pennsylvania (Drexel University College of Medicine). In 2007 Dr. Jacob served as non-executive Chairman of the Board of Bradley Pharmaceuticals, Inc., a specialty pharma company that was subsequently acquired by Nycomed. Dr. Jacob currently serves as Chairman of Life Science Advisors, a consulting group to the healthcare industry, and serves on the Board of the Colon Cancer Alliance and the Board of Overseers for Temple University School of Medicine and is a founding Director of the Jacob Internet fund, a public mutual fund.

About Antares Pharma

Antares Pharma is a specialized pharma product development company committed to improving pharmaceuticals through its patented drug delivery systems. Antares has three validated systems: the ATDTM Advanced Transdermal Gel Delivery system; subcutaneous injection technology platforms including VibexTM disposable pressure assisted auto injectors, ValeoTM/Vision® reusable needle-free injectors and disposable multi-use pen injectors and Easy TecTM oral disintegrating tablets (ODT). Two of the systems have generated FDA approved products. The Company’s products are engineered to improve safety and efficacy profiles by minimizing dosing and reducing side effects while enabling improved patient compliance. The Company’s lead product candidate, Anturol™, an oxybutynin ATD™ gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase 3 trial. The Anturol™ trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA process. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the Company’s projected timeline for the development of Anturol, the potential of the Company’s corrective actions resolving the Anturol formulation issue, the outcome of future discussions with regulatory authorities, including the FDA, the potential for resumption of Phase 3 clinical trials for Anturol, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects,"

"potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Antares Pharma, Inc.

Stephanie M. Baldwin

Senior Manager, Investor Relations

609.359.3032

sbaldwin@antarespharma.com